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                                                                      EXHIBIT 15



September 17, 2001

Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated August 23, 2001 on our review of interim financial information of Intimate Brands, Inc. and Subsidiaries (the "Company") as of and for the period ended August 4, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its registration statement on Form S-3, Registration No. 333-78485, and its registration statements on Form S-8, Registration Nos. 333-04921 and 333-04923.

Very truly yours,

/s/PricewaterhouseCoopers LLP

Columbus, Ohio